Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement, dated as of June 19, 2019 (this "Amendment"), is among Vera Bradley Designs, Inc., and any other Borrower party hereto from time to time, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
RECITAL
Vera Bradley Designs, Inc., and any other Borrower party thereto, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent are parties to a Credit Agreement dated as of September 7, 2018 (as amended, and as it may be further amended or modified from time to time, the "Credit Agreement"). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Loan Parties have requested an amendment of the Credit Agreement as set forth herein, and the Lenders are willing to do so in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.AMENDMENTS TO CREDIT AGREEMENT
Upon the satisfaction of the conditions specified in Article 3 hereof, the Credit Agreement is amended as of the date hereof as follows:
1.1    The following new definitions are added to Section 1.01 of the Credit Agreement in proper alphabetical order:
"CG" means Creative Genius, LLC, a Delaware limited liability company as successor in interest by conversion to Creative Genius, LLC, a California limited liability company.
"CG Acquisition" means the Acquisition by VB Holdings of seventy-five percent (75%) of the issued and outstanding membership interests of CG from CG Holdings under the CG Purchase Agreement.
"CG Acquisition Documents" means the CG Purchase Agreement, the CG Operating Agreement, the CG Put/Call Agreement, the CG Pledge Agreement, the CG Guaranties and all other agreements executed in connection therewith, as amended or modified from time to time.
"CG Contingent Payment" means the "Contingent Payment" under and as defined in the CG Purchase Agreement and all obligations and other liabilities of VB Holdings under Section 3.5 of the CG Purchase Agreement or otherwise in connection with such "Contingent Payment", and all obligations and other liabilities of any other Loan Party with respect to any of the foregoing, whether pursuant to the CG Guaranties or otherwise, in all of the foregoing cases whether now existing or hereafter arising.
"CG Holdings" means Creative Genius Holdings, Inc., a California corporation.
"CG Operating Agreement" means the Limited Liability Company Agreement, in the form attached as Exhibit D to the CG Purchase Agreement as of the First Amendment Effective Date, among CG and the members of CG, as amended or modified from time to time.
"CG Guaranties" means the unsecured guarantees by the Company and Holdings of the CG Contingent Payment and the obligations of VB Holdings under the CG Put/Call Agreement, subject to the CG Seller Subordination

Agreement, under Section 11.14 of the CG Purchase Agreement and Section 11 of the CG Put/Call Agreement, respectively.
"CG Pledge Agreement" means the Subordinated Pledge Agreement made by VB Holdings in favor of CG Holdings to effect the pledge of the CG membership interests owned by VB Holdings as security for VB Holdings' obligations under the CG Put/Call Agreement, subject to the CG Seller Subordination Agreement.
"CG Purchase Agreement" means the Interest Purchase Agreement, dated as of the First Amendment Effective Date, among VB Holdings, CG Holdings and certain other parties thereto, as amended or modified from time to time.
"CG Put/Call Agreement" means the Put/Call Agreement, in the form attached as Exhibit C to the CG Purchase Agreement as of the First Amendment Effective Date, between VB Holdings and CG Holdings, as amended or modified from time to time.
"CG Put/Call Payment" means any payment in connection with the exercise of any put or call under the CG Put/Call Agreement or any other payment made in connection with the CG Put/Call Agreement.
"CG Seller Subordination Agreement" means the Subordination Agreement among CG Holdings, the Borrowers and the Administrative Agent in the form attached as Exhibit A to the First Amendment, as amended or modified from time to time.
"Dividing Person" has the meaning assigned to it in the definition of "Division."
"Division" means the division of the assets, liabilities and/or obligations of a Person (the "Dividing Person") among two or more Persons (whether pursuant to a "plan of division" or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
"Division Successor" means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
"First Amendment" means the First Amendment to this Agreement dated June 19, 2019.
"First Amendment Effective Date" means the effective date of the First Amendment.
"VB Holdings" means Vera Bradley Holdings, LLC, a Delaware limited liability company and a wholly-owned Domestic Subsidiary of the Company.
1.2    The following definitions in Section 1.01 of the Credit Agreement are restated as follows:
"Borrower" or "Borrowers" means, individually or collectively, the Company, the Company's Domestic Subsidiaries, and any other Borrower party hereto from time to time; provided that, subject to Section 5.14(f), CG shall not be required to be a Borrower.
"Fixed Charges" means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus expenses for taxes paid in cash, plus Restricted Payments paid in cash (excluding all CG Put/Call Payments and CG Contingent Payment), plus Capital Lease Obligation payments, plus cash contributions to any Plan, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
"Loan Parties" means, collectively, the Borrowers, Holdings, the Borrowers' Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their respective successors and assigns, and the term "Loan Party" shall mean any one of them or all of them individually, as the context may require; provided that, subject to Section 5.14(f), CG shall not be required to be a Borrower.
1.3    The following new Section 1.04(c) is added to the Credit Agreement:
(a)    Notwithstanding anything herein to the contrary, until the Equity Interests of CG are owned 100% by a Loan Party and CG becomes a Loan Party, CG and its Subsidiaries shall be deemed not to be a Subsidiary of Holdings or any of its Subsidiaries solely for purposes of calculating the Fixed Charge Coverage Ratio, including all terms used therein.
1.4    The following new Section 3.27 is added to the Credit Agreement:
SECTION 3.27. CG Acquisition. The Borrowers have delivered to the Administrative Agent all final CG Acquisition Documents (including all amendments thereto) in effect as of the First Amendment Effective Date.
1.5    Sections 5.01(a), (b) and (c) of the Credit Agreement are restated as follows:
(a)    within 120 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants acceptable to the Required Lenders (without a "going concern" or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    during any Additional Reporting Period, within 20 days after the end of each fiscal month of Holdings, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
1.6    The following new Section 5.14(f) is added to the Credit Agreement:
(a)    Notwithstanding the above, CG shall not be required to become a Loan Party if prohibited from becoming a Loan Party under the CG Acquisition Documents, but all Equity Interests of CG shall be pledged by the Loan Parties hereunder to secure the Secured Obligations and CG shall become a Loan Party, and otherwise comply with this Section 5.14 if the Loan Parties at any time own 100% of the Equity Interests of CG or if CG is otherwise no longer prohibited under the CG Acquisition Documents from being a Loan Party hereunder.
1.7    Section 6.01 of the Credit Agreement is amended by replacing the period at the end of clause (j) thereof with "; and" and adding the following new clause (k) immediately thereafter:
(a)    Indebtedness, in each case subject to the CG Seller Subordination Agreement, (i) under the CG Put/Call Agreement in an amount not to exceed $90,000,000, (ii) consisting of the CG Contingent Payment in an amount not to exceed $25,000,000, and (iii) under the CG Guaranties.
1.8    Section 6.02 of the Credit Agreement is amended by replacing the period at the end of clause (h) thereof with "; and" and adding the following new clause (i) immediately thereafter:
(a)    subordinated Liens granted pursuant to the CG Pledge Agreement, subject to the CG Seller Subordination Agreement, on the Equity Interests of CG securing the Indebtedness permitted under clauses (i) and (ii) of Section 6.01(k).
1.9    The following new Section 6.03(g) is added to the Credit Agreement:
(a)    No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.
1.10    Section 6.04(i) of the Credit Agreement is replaced with the following:
(a)    the CG Acquisition, provided that each of the following conditions is satisfied:
(1)    the CG Acquisition funds and closes on or before September 30, 2019;
(2)    the CG Acquisition complies with all requirements of a Permitted Acquisition other than clauses (c) and (j) of the definition of Permitted Acquisition;
(3)    the Administrative Agent shall have received and approved all CG Acquisition Documents and shall have received the fully executed CG Seller Subordination Agreement; and
(4)    the CG Acquisition shall be consummated in accordance with the terms of the CG Acquisition Documents, without waiver of any of the material conditions thereof except to the extent agreed to by the Administrative Agent; and
(5)    before and after giving effect to the CG Acquisition, (a) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to the CG Acquisition and (b) immediately after giving effect to and at all times during the 60-day period immediately prior to the CG Acquisition, the Borrowers shall have Availability calculated on a pro forma basis after giving effect to the CG Acquisition of not less 17.5% of the Revolving Commitment; and
(b)    other Investments and Permitted Acquisitions, subject to the satisfaction of the Payment Condition, provided that the aggregate amount of all such Investments and Permitted Acquisitions in respect of Persons that are not Loan Parties shall not exceed (x) $5,000,000 plus (y) an additional $15,000,000 in the aggregate with respect to Investments in CG; provided further that with respect to Investments by Holdings in the Borrowers and by the Borrowers and the Subsidiaries in Equity Interests in their respective Subsidiaries, such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to

Equity Interests of a Foreign Subsidiary referred to in Section 5.14) and with respect to Investments in the form of loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement.
1.11    Section 6.08 of the Credit Agreement is amended by adding the following new clause (c) thereto:
(a)    Notwithstanding Sections 6.08(a) and (b) above, any CG Put/Call Payment or any CG Contingent Payment shall be governed by this Section 6.08(c), and shall be permitted only if (i) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect thereto; (ii) immediately after giving effect to and at all times during the 60-day period immediately prior thereto, the Borrowers shall have Availability calculated on a pro forma basis after giving effect thereto of not less than 17.5% of the Revolving Commitment; and (iii) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (i) and (ii) above and attaching calculations for item (ii).
1.12    Section 6.11 of the Credit Agreement is amended by adding the following to the end thereof: "or (d) any CG Acquisition Document, to the extent any such amendment, modification or waiver would increase the amounts payable under any CG Acquisition Document or otherwise be adverse to the Lenders as determined in good faith by the Administrative Agent."
1.13    Schedule 3.15 to the Credit Agreement is replaced with Schedule 3.15 hereto.
ARTICLE 2.    REPRESENTATIONS
In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to each Lender and the Administrative Agent, that the following statements are true, correct and complete:
2.1    The execution, delivery and performance of this Amendment are within its powers and have been duly authorized by it.
2.2    This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
2.3    After giving effect to the amendments herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and no Default exists or has occurred and is continuing on the date hereof.
ARTICLE 3.    CONDITIONS PRECEDENT.
This Amendment shall be effective as of the date hereof when each of the following is satisfied:
3.1    This Amendment shall be executed by each of the Borrowers, the other Loan Parties, the Required Lenders, and the Administrative Agent.
3.2    The Lender shall have received (a) all final and signed CG Acquisition Documents to be signed on the date hereof and (b) the CG Seller Subordination Agreement signed by all parties.

3.3    The Administrative Agent shall have received and be reasonably satisfied with such other agreements, instruments and documents, and the Borrowers shall have satisfied such other conditions, as the Administrative Agent may have reasonably requested, including the payment of all fees required to be paid as of the date hereof, any due diligence items reasonably required by the Administrative Agent and all items on the closing list provided in connection with this Amendment.
The Loan Parties agree to satisfy each of the following requirements on or before June 28, 2019 or an Event of Default shall be deemed to have occurred under the Credit Agreement:
(a)    Vera Bradley Holdings, LLC and the other Loan Parties shall have executed and delivered all agreements and other documents required under Section 5.14 of the Credit Agreement for a new Subsidiary as required by the Administrative Agent.
(b)    The Lenders shall have received (i) all documentation and other information regarding Vera Bradley Holdings, LLC requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act, (ii) a properly completed and signed IRS Form W-8 or W-9, as applicable, for Vera Bradley Holdings, LLC, and (iii) to the extent Vera Bradley Holdings, LLC qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Vera Bradley Holdings, LLC.
(c)    The Administrative Agent shall have received such items on the closing list provided in connection with this Amendment that were not provided at the closing of the First Amendment.
ARTICLE 4.    MISCELLANEOUS.
4.1    References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document.
4.2    Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Except as expressly set forth herein, all rights, powers, privileges and remedies of the Administrative Agent and the Lenders and all obligations of the Loan Parties, shall remain in full force and effect. Each Loan Party acknowledges and agrees that each of the Administrative Agent, the Issuing Bank, each Lender and each Related Party of any of the foregoing Persons has properly performed and satisfied in a timely manner all of its obligations to each Loan Party under or in connection with the Loan Documents and the transactions related thereto, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing Persons under or in connection with the Loan Documents or any of the transactions related thereto.
4.3    This Agreement may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

VERA BRADLEY DESIGNS, INC

By:	/s/ John Enwright
Name:	John Enwright
Title:	Executive Vice President and Chief Financial Officer

VERA BRADLEY INTERNATIONAL, LLC

By:	/s/ John Enwright
Name:	John Enwright
Title:	Executive Vice President and Chief Financial Officer

VERA BRADLEY SALES, LLC

By:	/s/ John Enwright
Name:	John Enwright
Title:	Executive Vice President and Chief Financial Officer

VERA BRADLEY, INC.

By:	/s/ John Enwright
Name:	John Enwright
Title:	Executive Vice President and Chief Financial Officer

VERA BRADLEY HOLDINGS, LLC

By:	/s/ John Enwright
Name:	John Enwright
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Vera Bradley First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ Arpour Patel
Name:	Arpour Patel
Title:	Authorized Officer

Signature Page to Vera Bradley First Amendment to Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Chandra Ruff
Name:	Chandra Ruff
Title:	Assistant Vice President

Signature Page to Vera Bradley First Amendment to Credit Agreement

Schedule 3.15
Capitalization and Subsidiaries

Subsidiary	Percentage Ownership held by Direct Owner	Direct Owner of Subsidiary	Jurisdiction of Organization
Vera Bradley Designs, Inc.	100%	Vera Bradley, Inc.	Indiana
Vera Bradley Sales, LLC	100%	Vera Bradley Designs, Inc.	Indiana
Vera Bradley Holdings, LLC	100%	Vera Bradley Sales, LLC	Indiana
[Creative Genius, LLC]	75%	Vera Bradley Holdings, LLC	Indiana
Vera Bradley International, LLC	100%	Vera Bradley Designs, Inc.	Indiana
Vera Bradley Hong Kong Co, Limited	100%	Vera Bradley International, LLC	Hong Kong
Vera Bradley Handbag Design (Dongguan) Co, Ltd	100%	Vera Bradley Hong Kong Co, Limited	China